UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2011

ALBANY INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

216 Airport Drive, Rochester, New Hampshire	03867

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (518) 445-2200

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02. Results of Operations and Financial Condition

Albany International Corp. (the “Company) operates its business in the following five segments: Paper Machine Clothing, Albany Door Systems, Engineered Fabrics, Engineered Composites, and PrimaLoft® Products. Effective January 1, 2011, the Company changed its business segment reporting by reclassifying its Fiber Preparation sales and expenses from its Engineered Fabrics segment to its Paper Machine Clothing segment. Additionally, the Company has modified previously reported segment operating income as detailed in Exhibit 99.1 to be consistent with the reclassification.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Schedules showing the effect on net sales and operating income of changes in reportable segments for quarterly periods of 2010, full year 2010, and full year 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By: /s/ John B. Cozzolino

Name: John B. Cozzolino
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: April 29, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Schedules showing the effect on net sales and operating income of changes in reportable segments for quarterly periods of 2010, full year 2010, and full year 2009.